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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of this __ day of March, 2002 by and between U.S. RealTel, Inc., a Delaware corporation ("EMPLOYER"), and Perry H. Ruda ("EXECUTIVE").

                                    RECITALS

         WHEREAS, Executive is currently employed on a full-time basis by Employer as the chief executive officer ("CEO") and chairman ("CHAIRMAN") of Employer pursuant to that certain employment agreement dated as of January 15, 1997, by and between Employer and Executive, as amended by that certain Amendment to Employment Agreement dated as of April 20, 1999 (the "EMPLOYMENT AGREEMENT");

         WHEREAS, pursuant to the terms of the Employment Agreement, Employer elects not to extend Executive's term of employment;

         WHEREAS, Executive desires to be employed by Employer as president of Employer and Employer desires to employ Executive as president of Employer, in accordance with the following terms and conditions of this Agreement; and

         WHEREAS, Executive's employment with Employer is contingent upon Executive's acceptance of the following terms and conditions.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Executive hereby agree to the foregoing and as follows:

                                    ARTICLE I

                               EMPLOYMENT SERVICES

         1.1. Employment. Employer hereby employs Executive as President, and Executive hereby accepts such employment, upon the terms and conditions of this Agreement.

         1.2. Term of Employment. The term of Executive's employment under this Agreement shall be for a period commencing on April 1, 2002 (the "EFFECTIVE DATE") and ending on the date that is the two-year anniversary of the Effective Date (the "TERM"), unless terminated sooner pursuant to Section 3.1.

         1.3. Duties. During the Term, Executive shall consult with the management of Cypress Communications, Inc., a subsidiary of Employer, on an "as needed" basis, provide shareholder relations and devote such time, attention and skill as is reasonably necessary to



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perform such duties and responsibilities consistent with the position set forth in Section 1.1. Executive shall not be precluded from accepting other full-time employment and pursuing other business activities so long as they do not result in violation of Executive obligations under Section 4.2 or Section 4.3 of this Agreement.

                                   ARTICLE II

                                  COMPENSATION

         2.1. Base Salary. Employer shall pay Executive an annual base salary in the amount of Fifty-five Thousand and 00/100 Dollars ($55,000.00), payable in accordance with Employer's standard payroll practices.

         2.2. Bonus Compensation. Employer may, at the option of Employer's board of directors (the "BOARD"), pay Executive a bonus in cash or otherwise in an amount determined by the Board.

         2.3. Withholdings and Deductions. All compensation payable to Executive pursuant to this Agreement shall be subject to such withholdings and deductions by Employer as are required by law.

         2.4. Reimbursement of Expenses. Employer shall reimburse Executive for all reasonable and necessary expenses incurred by Executive while performing his duties under this Agreement, subject to documentation satisfactory to the Employer.

         2.5. Benefit Programs. During the Term, Executive shall be eligible to participate in or receive benefits, including but not limited to, group medical benefits, normally available to other employees holding positions similar to that of Executive hereunder, in accordance with established Employer policies as they may be revised and amended from time to time.

                                   ARTICLE III

                                   TERMINATION

         3.1. Termination of Agreement. Notwithstanding Section 1.2 hereof, the Term shall terminate immediately upon the occurrence of any of the following events: (a) death of Executive; (b) election by Employer to terminate Executive for Cause, as defined in Section 3.2;; or (c) election to terminate by either Employer or Executive upon the giving of thirty (30) days prior written notice to the other party.

         3.2. Cause. The term "CAUSE" as used herein means any of the following acts or omissions:

                           (a) Executive's willful failure to perform his duties
                  under Section 1.3, which failure continues for a period of thirty (30) days after written notice thereof


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                  from Employer to Executive (for purposes of this Section 3.2
                  (a), any act or failure to act by Executive shall not be considered "willful" unless done or omitted to be done by Executive not in good faith or without a reasonable belief that Executive's action or omission was in the best interests of Employer); or

                           (b) Executive's conviction of theft, embezzlement or
                  other act of dishonesty.

         3.3. Effect of Termination for Cause. In the event Executive is terminated for Cause, this Agreement shall immediately terminate and Employer shall owe Executive no further amounts under this Agreement or for any other reason except to pay through the date of termination of this Agreement all accrued compensation, benefits and expense reimbursement due to Executive. Any discharge of Executive for Cause shall be communicated by a Notice of Termination given in accordance with Section 5.1 of this Agreement. For purposes of this Section 3.3, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the date of termination is to be other than the date of receipt of such notice, specifies the termination date.

         3.4. Effect of Termination upon Death. In the event of the death of Executive, this Agreement will immediately terminate and Employer will owe Executive, or Executive's estate, no further amounts under this Agreement except to pay through the date of termination of this Agreement all accrued compensation, benefits and expense reimbursement due to Executive.

         3.5. Effect of Termination by Employer other than for Cause or upon Death. In the event Executive is terminated by Employer during the Term other than for Cause or death, Employer shall pay Executive, (i) in a lump sum and concurrent with the delivery of the Notice of Termination, the balance of the Base Salary outstanding for the remaining period of the Term and (ii) pay for Executive's COBRA insurance though the remaining period of the Term; provided, however, that Executive shall not be entitled to receive any compensation pursuant to this Section 3.5 if Executive breaches Section 4.2 or Section 4.3 of this Agreement and must, upon written demand by Employer, return to Employer all consideration that Executive has already received from Employer under this Agreement.

         3.7. Effect of Termination by Executive. In the event Executive terminates this Agreement at any time, Employer shall owe Executive no further amounts under this Agreement or for any other reason except to pay through the date of such termination all accrued compensation, benefits and expense reimbursement due to Executive.

         3.8. Property of Employer. Upon termination of his employment with Employer for any reason, Executive shall surrender to a designated Employer representative any and all material regarding Employer and its business including, but not limited to, records, data, memorandum, manuals, reports, documents, contracts, sales literature, price lists, lists of Employer's vendors and customers, computer equipment such as laptops, computer programs,


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methods of designing such programs, software, plans, drawings, proposals, designs, product information, confidential purchasing and market research information, (including all copies thereof) that he has in his possession, custody or control relating to the business of Employer, its affiliates or its customers; provided however, Executive is not required to return to Employer any materials regarding Employer, which are used by Executive in his capacity as a director of Employer. Executive acknowledges that all such materials are and shall remain the property of Employer solely and that Executive has no right, title or other interest in or to such materials.

                                   ARTICLE IV

                                    COVENANTS

         4.1 Released Parties. As used in this Agreement, "RELEASED PARTIES" means Employer and any of its affiliated businesses, partners, and joint ventures, and its/their predecessors, successors, heirs and assigns, and its/their past, present and future directors, shareholders, officers, members, agents, attorneys, employees, representatives, trustees, administrators, fiduciaries and insurers, jointly and severally, in their individual, fiduciary and corporate capacities.

         4.2 Covenant Not to Sue. Executive, on behalf of Executive and Executive's agents, representatives, attorneys, assigns, heirs, executors, and administrators, and the Released Parties, mutually agree, never to bring (or cause to be brought) any claim against one another regarding any act or failure to act that occurred up to and including the date hereof, including but not limited to any claim relating to Executive's previous employment as CEO and Chairman of Employer or separation of employment from Employer as CEO and Chairman. If any such claim has been brought before the execution of this Agreement, the appropriate parties to this Agreement must and will take all steps necessary to cause that claim to be withdrawn and dismissed with prejudice. This Section 4.2 shall not prohibit Executive from seeking any and all legal remedies available to him to enforce the terms of this Agreement or that certain Settlement Agreement between Executive and Employer dated as of the date hereof.

         4.3 No Encouragement of Claims. Executive will not encourage any person to file a lawsuit, claim, or complaint against any of the Released Parties. Executive will not assist any person who has filed a lawsuit, claim, or complaint against any of the Released Parties unless Executive is required to render such assistance pursuant to a lawful subpoena or other legal obligation.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and, if mailed by prepaid registered or certified mail, return receipt requested, shall be deemed to have been received on the date shown on the receipt. Notices may also be given by recognized overnight courier services and shall be deemed to have been received as of the regularly scheduled time for delivery established by such courier service. In addition, notices hereunder may be delivered by hand in which event the notice shall be deemed effective



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when delivered. All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:

         If to Executive at the address then on file with Employer.

         If to Employer:

                  U.S. RealTel, Inc.
                  15 Piedmont Center
                  Suite 100
                  Atlanta, Georgia 30305
                  Attention: Ross J. Mangano

         with a copy to:

                  Ungaretti & Harris
                  3500 Three First National Plaza
                  Chicago, IL 60602
                  Attention:  Gary I. Levenstein

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others.

         5.2. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. In the case of Employer, the successors and permitted assigns hereunder shall include without limitation any affiliate of Employer as well as the successors in interest to such affiliate (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement or any right or interest hereunder is one of personal service and may not be assigned by Executive, but shall be binding upon Executive's executor, administrators, heirs and legal representatives. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this
Section 5.2 any right, remedy or claim under or by reason of this Agreement.

         5.3. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding between Executive and Employer concerning the matters described herein and supercedes all prior agreements, discussions, negotiations, understandings and proposals of the parties. The terms of this Agreement cannot be changed except in a subsequent document signed by Executive and an authorized representative of Employer. This Agreement binds and is for the benefit of Executive and Employer as well as his/its respective heirs, personal representatives, permitted successors and assigns

         5.4. Interpretation. Article titles and section headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.



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         5.5. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses.

         5.6. Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, an authorized representative of such party authorizes it in writing. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         5.7. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. If any provision is held invalid or unenforceable with respect to particular circumstances, it nevertheless shall remain in full force and effect in all other circumstances.

         5.8. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

         5.9. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of Illinois without giving effect to that State's principles regarding conflict of laws. The parties agree that venue will lie solely with the federal or state courts located in Cook County, Illinois and submit to the jurisdiction of federal or state courts located in Cook County, Illinois..

                           [signature pages attached]



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                                     EMPLOYER:

                                                     U.S. REALTEL, INC.,
                                                     A Delaware corporation

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
                                                     By:
                                                        -----------------------------------------------------------
                                                     Name:
                                                          ---------------------------------------------------------
                                                     Its:
                                                         ----------------------------------------------------------


                                                     EXECUTIVE:


                                                     --------------------------------------------------------------
                                                     PERRY H. RUDA

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